    As filed with the Securities and Exchange Commission on March 9, 2000.
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            _______________________

                             SMARTERKIDS.COM, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                        04-3226127
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              15 Crawford Street
                         Needham, Massachusetts 02494
                                (781) 449-7567
             (Address of Principal Executive Offices)  (Zip Code)

                            _______________________

                             SMARTERKIDS.COM, INC.
                                1995 Stock Plan
                     1999 Stock Option and Incentive Plan
                 1999 Non-Employee Director Stock Option Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the plans)

                            _______________________

                                David A. Blohm
                     President and Chief Executive Officer
                             SmarterKids.com, Inc.
                              15 Crawford Street
                         Needham, Massachusetts 02494
                                (781) 449-7567
          (Name and address including zip code and telephone number, including area code, of agent for service)

                            _______________________

                                   Copy to:
                          Gordon H. Hayes, Jr., Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                         Boston, Massachusetts  02110
                                (617) 248-7000

                            _______________________

===============================================================================

                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                                                        Proposed
                                                                        Maximum          Proposed
                                                                        Offering          Maximum
Title of Securities                                 Amount to be        Per Price       Aggregate                 Amount of
to be Registered                                     Registered         Share (1)     Offering Price        Registration Fee (2)
----------------                                     ----------         ---------     --------------        --------------------
SmarterKids.com, Inc.
1995 Stock Plan

Options Granted
---------------
Common Stock (par value $.01 per share)                 315,000         $ 0.0233        $     7,340                $    1.94
                                                        103,500            0.633             65,516                    17.30
                                                      1,638,750              133            217,954                    57.54
                                                        540,000            0.147             79,380                    20.96
                                                          6,000            0.333              1,998                     0.53
                                                         41,250            1.333             54,986                     4.52
                                                         85,650             4.18            358,017                    94.52
                                                        358,648            11.00          3,945,128                 1,041.51
                                                         88,800            14.00          1,243,200                   328.20

Options Reserved For Grant
--------------------------
Common Stock (par value $.01 per share) (3)              18,863             5.50            103,747                    27.39


SmarterKids.com, Inc.
1999 Stock Option and Incentive Plan

Options Granted
---------------
Common Stock (par value $.01 per share).......           16,600             5.44             90,304                    23.84
                                                        200,000             5.75          1,150,000                   303.60
                                                        100,250             6.44            645,610                   170.44
                                                        920,000            11.00         10,120,000                 2,671.68
                                                         70,800            14.00            991,200                   261.68

Options Reserved For Grant
--------------------------
Common Stock (par value $.01 per share) (3)           1,219,148             5.50          6,705,314                 1,770.20


SmarterKids.com, Inc.
1999 Non-Employee Director Stock Option Plan

Options Granted
---------------
Common Stock (par value $.01 per share) ....                -0-               --                 --                       --

Options Reserved For Grant
--------------------------
Common Stock (par value $.01 per share) (3)             200,000             5.50          1,100,000                   290.40

                                                                        Proposed
                                                                         Maximum          Proposed
                                                                        Offering           Maximum
Title of Securities                                   Amount to be     Price  Per        Aggregate                Amount of
to be Registered                                       Registered       Share (1)      Offering Price         Registration Fee (2)
----------------                                       ----------       ---------      --------------         --------------------
SmarterKids.com, Inc.
1999 Employee Stock Purchase Plan

Options Granted
---------------
Common Stock (par value $.01 per share)                      -0-               --                 --                       --

Options Reserved For Grant
--------------------------
Common Stock (par value $.01 per share) (3)              400,000             5.50          2,200,000                   580.80

TOTAL:                                                 6,323,259                          29,079,653                 7,677.05
---------------------------------------------------------------------------------------------------------------------------------

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $5.50 per share which is the average of the high and low prices reported on the Nasdaq National Market on March 6, 2000 is set forth solely for purposes of calculating the filing fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
          ----------------

          The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   Registrant Information and Employee Plan Annual Information.
          -----------------------------------------------------------

          The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission are incorporated by reference in this Registration Statement:

          (a) The Registrant's Registration Statement on Form S-1 as amended (File No. 333-86787), filed pursuant to the Securities Act of 1933 which contains audited financial statements for the fiscal years ended December 1997, 1998 and the nine months ended September 30, 1999.

          (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interest of Named Experts and Counsel.
          -------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Second Amended and Restated Certificate of Incorporation of the Registrant and the Second Amended and Restated By-Laws provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service to the Registrant or on its behalf. In addition, the Registrant's Second Amended and Restated Certificate of Incorporation provides that the Registrant's directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived improper personal benefit from their actions as directors. The Registrant intends to obtain insurance which insures its directors and officers against certain losses and which insures the Registrant against its obligations to indemnify its directors and officers. Reference is made to the Registrant's Second Amended and Restated Certificate of Incorporation filed as Exhibit 3.03 to the Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on November 17, 1999 (the "S-1") and Second Amended and Restated By-Laws filed as
Exhibit 3.05 to the Registrant's S-1.


Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

     Exhibit No.                      Description of Exhibit
     -----------                      ----------------------


     4.1 Second Amended and Restated Certificate of Incorporation (a form of which was filed as Exhibit 3.03 to the Registrant's Registration Statement on Form S-1, as amended, (File No. 333-86787) and incorporated herein by reference)

     4.2 Second Amended and Restated By-Laws (a form of which was filed as Exhibit 3.05 to the Registrant's Registration Statement on Form S-1, as amended, (File No. 333-86787) and incorporated herein by reference)

     4.3             SmarterKids.com, Inc. 1995 Stock Plan, as amended

     4.4             SmarterKids.com, Inc. 1999 Stock Option and Incentive Plan

     4.5             SmarterKids.com, Inc. 1999 Non-Employee Director Stock
                     Option Plan

     4.6             SmarterKids.com, Inc. 1999 Employee Stock Purchase Plan

     5.1             Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

     23.1            Consent of Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5.1)

     23.2            Consent of PricewaterhouseCoopers LLP (filed herewith)

     24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, SmarterKids.com, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 8th day of March, 2000.

                                   SMARTERKIDS.COM, INC.

                                   By: /s/ Robert Cahill
                                       -----------------
                                        Robert Cahill
                                        Vice President, Finance

                               POWER OF ATTORNEY

          We, the undersigned officers and directors of SmarterKids.com, Inc., hereby severally constitute and appoint David Blohm and Robert Cahill, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable SmarterKids.com, Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title(s)                               Date
                  ---------                                        --------                               ----
/s/ David A. Blohm                             President, Chief Executive Officer and Director       March 8, 2000
---------------------------------------------
David A. Blohm                                 (Principal Executive Officer)

 /s/ Jeff Pucci                                Co-Founder, Chairman and Director                     March 8, 2000
---------------------------------------------
Jeff Pucci

 /s/ Robert Cahill                             Vice President, Finance                               March 8, 2000
---------------------------------------------
Robert Cahill                                  (Principal Financial and Accounting Officer)

 /s/ Richard  D'Amore                          Director                                              March 8, 2000
---------------------------------------------
Richard D'Amore

 /s/ Michael Fitzgerald                        Director                                              March 8, 2000
---------------------------------------------
Michael Fitzgerald

 /s/ Brian Hickey                              Director                                              March 8, 2000
---------------------------------------------
Brian Hickey

/s/ Michael Kolowich                           Director                                              March 8, 2000
---------------------------------------------
Michael Kolowich

                               INDEX TO EXHIBITS

Exhibit No.                          Description of Exhibit
-----------                          ---------------------
4.1                 Second Amended and Restated Certificate of Incorporation (a
                    form of which filed as Exhibit 3.03 to the Registrant's
                    Registration Statement on Form S-1 as amended (File No. 333-
                    86787) and incorporated herein by reference)
4.2                 Second Amended and Restated By-Laws (a form of which filed as Exhibit 3.05 to the Registrant's Registration Statement
                    on Form S-1 as amended (File No. 333-86787) and incorporated herein by reference)
4.3                 SmarterKids.com, Inc. 1995 Stock Plan, as amended
4.4                 SmarterKids.com, Inc. 1999 Stock Option and Incentive Plan
4.5                 SmarterKids.com, Inc. 1999 Non-Employee Director Stock
                    Option Plan
4.6                 SmarterKids.com, Inc. 1999 Employee Stock Purchase Plan
5.1                 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)
23.1                Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1)
23.2                Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1                Power of Attorney (included as part of the signature page of this Registration Statement)